EXECUTED

TRANSITION SERVICES AGREEMENT

by and between

ADMA BIOMANUFACTURING, LLC

and

BIOTEST PHARMACEUTICALS CORPORATION

Dated as of June 6, 2017

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* Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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* Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Service Schedules

Schedule 1 – BPC Transition Services

Schedule 2 – ADMA Transition Services

Schedule 3 – Office and Laboratory Space

Schedule 4 – Warehouse and Freezer/Refrigerator (Cold) Storage

Schedule 5 – Records Maintained in Offsite Secure Storage

Exhibit A – Transition Services Fee Schedule

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* Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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TRANSITION SERVICES AGREEMENT

TRANSITION SERVICES AGREEMENT (this “Agreement”), dated as of June 6, 2017, by and between ADMA BioManufacturing, LLC, a Delaware limited liability company (“ADMA”), and Biotest Pharmaceuticals Corporation, a Delaware corporation (“BPC”). ADMA and BPC shall be separately referred to herein as a “Party” and together as the “Parties.”

WHEREAS, ADMA Biologics, Inc. (“ADMA Biologics”), ADMA, BPC, Biotest US Corporation and Biotest AG have entered into a Master Purchase and Sale Agreement, dated as of January 21, 2017 (as the same may be amended, supplemented, restated and/or modified from time to time, the “Master Purchase and Sale Agreement”), pursuant to which, among other things, (i) BPC has agreed to sell and ADMA has agreed to purchase the assets of BPC used exclusively in the operation of the Biotest Therapy Business (as defined below) and certain other assets used both in the Biotest Therapy Business and the Biotest Plasma Business (as defined below) mutually agreed by the Parties and (ii) BPC and ADMA have agreed to enter into certain ancillary transactions related thereto as more fully described in the Master Purchase and Sale Agreement and the Commercial Agreements (as defined below) (collectively, the “Transaction”); and

WHEREAS, the Master Purchase and Sale Agreement requires that BPC and ADMA enter into this Agreement at the Effective Time (as defined in the Master Purchase and Sale Agreement) to properly document the transition services to be provided by ADMA, BPC and/or Third Party Service Providers (as defined below) to the applicable Service Recipients (as defined below) in connection with the Transaction.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements entered into herein and in the Master Purchase and Sale Agreement, and intending to be legally bound hereby, ADMA and BPC agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Certain Defined Terms. For all purposes of this Agreement:

“Access Party” has the meaning assigned to such term in Section 2.2(a).

“Action” means any claim, action, demand, suit, arbitration, hearing, charge, complaint, inquiry, audit, proceeding, investigation, examination, litigation, notice or review by or before any Governmental Authority, arbitrator or arbitral panel.

“ADMA” has the meaning assigned to such term in the Preamble hereto.

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* Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“ADMA Group” means ADMA Biologics, ADMA and each Person that is or becomes a direct or indirect Subsidiary of ADMA after the Closing Date, including any Person that is or was merged into ADMA or any such direct or indirect Subsidiary.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling or Controlled by, or under direct or indirect common Control with, such Person; provided, however, that for purposes of this Agreement, no member of either Group shall be deemed to be an Affiliate of any member of the other Group. For purposes of this definition, the term “Control,” when used with respect to any specified Person, means the power to direct or cause the direction of the management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “Controlling” and “Controlled” have correlative meanings.

“Agreement” has the meaning assigned to such term in the Preamble hereto, as such Agreement is amended, restated, supplemented or otherwise modified from time to time.

“Biotest Group” means BPC and each Person that is or becomes a direct or indirect Subsidiary of BPC after the Closing Date, including any Person that is or was merged into BPC or any such direct or indirect Subsidiary.

“Biotest Plasma Business” means all businesses and operations of the Biotest Group, other than the Biotest Therapy Business.

“Biotest Therapy Business” means the development, testing, manufacturing, contract services manufacturing, distribution, marketing and sale of Products (as defined in the Master Purchase and Sale Agreement) that comprise the therapy business unit of BPC immediately prior to the consummation of the Transaction.

“BPC” has the meaning assigned to such term in the Preamble hereto.

“Business” means the Biotest Plasma Business and/or the Biotest Therapy Business, as the context requires.

“Business Day(s)” means any day other than a Saturday, a Sunday or a day on which banks in New York, New York, or Boca Raton, Florida, United States of America are authorized or obligated by Law to be closed.

“Closing Date” has the meaning assigned to such term in the Master Purchase and Sale Agreement.

“Commercial Agreements” has the meaning assigned to such term in the Master Purchase and Sale Agreement.

“Dispute Escalation Notice” has the meaning assigned to such term in Section 6.2.

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* Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Fees” has the meaning assigned to such term in Section 2.3(a).

“FINRA” means the Financial Industry Regulatory Authority.

“Force Majeure” has the meaning assigned to such term in Section 6.16.

“Governmental Authority” means any nation or government, any federal, national, provincial, state, regional, local or other political subdivision thereof, any supranational organization of sovereign states, and any entity, department, commission, bureau, agency, authority, board, court, official or officer, domestic or foreign, exercising executive, judicial, regulatory or administrative functions of or pertaining to government.

“Group” means the ADMA Group and/or the Biotest Group, as the context requires.

“Indemnified Party” has the meaning assigned to such term in Section 5.1.

“Indemnifying Party” has the meaning assigned to such term in Section 5.1.

“Information” means all information of either the ADMA Group or the Biotest Group, as the context requires, whether or not patentable or copyrightable, in written, oral, electronic or other tangible or intangible forms, stored in any medium, including non-public financial information, studies, reports, records, books, accountants’ work papers, contracts, instruments, surveys, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts, data, computer data, disks, diskettes, tapes, computer programs or other software, marketing plans, customer data, communications by or to attorneys, memos and other materials prepared by attorneys and accountants or under their direction (including attorney work product), and other technical, financial, legal, employee or business information or data.

“Law” means each provision of any applicable federal, provincial, state, local or foreign law, statute, ordinance, order, code, requirement, rule or regulation, promulgated or issued by any Governmental Authority, as well as any judgments, decrees, injunctions or agreements issued or entered into by any Governmental Authority.

“Licensed Space” has the meaning assigned to such term in Section 2.2(a).

“Losses” has the meaning assigned to such term in Section 5.1.

“Master Purchase and Sale Agreement” has the meaning assigned to such term in the Recitals hereto.

“Parties” has the meaning assigned to such term in the Preamble hereto.

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* Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, trust or unincorporated organization or Governmental Authority.

“Service Provider” means (i) with respect to Service Schedule 1 and 5, BPC, and (ii) with respect to Service Schedules 2-4, ADMA.

“Service Recipient” means (i) with respect to Service Schedules 2-4, any member of the Biotest Group or its permitted assignees under the Master Purchase and Sale Agreement and (ii) with respect to Service Schedule 1 and 5, any member of the ADMA Group or its permitted assignees under the Master Purchase and Sale Agreement.

“Service Schedule” has the meaning assigned to such term in Section 2.1(a).

“Services” has the meaning assigned to such term in Section 2.1(a).

“Subsidiary” means, with respect to any Person, any and all corporations, partnerships, limited liability companies, joint ventures, associations and other entities of which such Person owns, directly or indirectly, more than 50% of the voting securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such entity.

“Term” has the meaning assigned to such term in Section 3.1(a).

“Third Party Service Providers” shall mean third parties which are or will be engaged by a Service Provider or its Affiliates to assist in the delivery of its obligations under this Agreement.

“Transaction” has the meaning assigned to such term in the Recitals hereto.

“Transition” means the transition of the Services provided by a Service Provider or a Third Party Service Provider to such Services being performed by a Service Recipient or provided by or obtained from such Service Recipient’s own third party service providers.

Section 1.2        General Interpretive Principles.

(a)       When a reference is made in this Agreement to an Article, Section, Exhibit, Schedule, Recital or Preamble, such reference is to an Article, Section, Exhibit, Schedule, Recital or Preamble of or to this Agreement unless otherwise indicated.

(b)       The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

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* Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c)       A term defined in the singular has a comparable meaning when used in the plural, and vice versa.

(d)       Words of one gender include each other gender.

(e)       References to a Person are also to such Person’s heirs, executors, personal representatives, administrators, successors and permitted assigns; provided, however, that nothing contained in this clause (e) is intended to authorize any assignment or transfer not otherwise permitted by this Agreement.

(f)        The term “dollars” and “$” mean United States dollars.

(g)       The word “including” means “including without limitation” and the words “include” and “includes” have corresponding meanings.

(h)       References herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity.

(i)         With respect to the determination of any period of time, the word “from” means “from and including” and each of the words “to” and “until” means “to but excluding”.

(j)         The word “or” shall be disjunctive but not exclusive.

(k)       References herein to any Law shall be deemed to refer to such Law as amended, reenacted, supplemented or superseded in whole or in part and in effect from time to time and also to all rules and regulations promulgated thereunder.

(l)         “Extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if”.

(m)       If the last day for the giving of any notice or the performance of any action required or permitted under this Agreement is a day that is not a Business Day, then the time for the giving of such notice or the performance of such action shall be extended to the next succeeding Business Day.

ARTICLE II SERVICES

Section 2.1        Services.

(a)       The term “Services” shall mean and refer solely to those services the scope of which are described in Schedules 1-5 (each, a “Service Schedule”). References herein to this Agreement shall include the Service Schedules. To the extent there is a conflict between the terms of this Agreement and a Service Schedule, the Service Schedule shall control.

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* Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)       At any time during the Term, subject to the other terms of this Agreement, the Parties may agree to subtract from/add to the Services being performed under a Service Schedule without violating this Agreement. Any agreed changes shall be in writing and signed by an authorized representative of each Party (a “Change Order”). Any additional work required as a result of a Change Order shall be done at the rate specified in the applicable Service Schedule unless otherwise provided in the applicable Change Order.

(c)       Commencing on the Closing Date and continuing throughout the applicable Term, subject to changes in applicable Law, each Service Provider agrees to provide through its Group and/or Third Party Service Providers, the Services in accordance with the applicable Service Schedules. Except as otherwise set forth in the Service Schedules, (i) BPC, if it is the Service Provider, shall provide the Services set forth on Schedules 1 and 5 to ADMA in a commercially reasonable manner and to the same extent and with at least the same level of service and degree of quality that services of a similar kind were provided by BPC to the applicable Business immediately prior to the Closing Date and (ii) ADMA, if it is the Service Provider, shall provide the Services set forth on Schedules 2–4 to BPC in a commercially reasonable manner comparable to how ADMA provides similar services to its own business or, if such Services were not provided by ADMA prior to the date hereof, in a manner consistent with reasonable industry standards. Such Service Provider shall use commercially reasonable efforts to cause its Third Party Service Providers to provide to the Service Recipient to the same extent and with at least the same level of service and degree of quality that services of a similar kind were provided by such Third Party Service Providers to the applicable Business immediately prior to the Closing Date.

(d)       To the extent that any of the assets required by a Party (as Service Provider hereunder) to provide any Services are the property of the applicable Service Recipient following the Transaction, such Service Recipient hereby grants to the applicable Service Provider a limited, non-exclusive license and right to use such assets, for a period not to exceed the applicable Term, for the purpose of providing such Services and aiding the Transition on the terms and subject to the conditions set forth in this Agreement.

(e)       Each Service Provider shall, and shall cause its respective employees to, comply with all applicable Laws in connection with the provision of the Services.

(f)        The Parties shall use their respective commercially reasonable efforts to complete the Transition as soon as practicable and in no event later than the expiration of the applicable Term and shall commit and provide sufficient and appropriate resources to timely complete the Transition. During the applicable Term, each Service Provider shall also use its commercially reasonable efforts to assist the applicable Service Recipient in obtaining licenses and/or consents or other necessary approvals with or from any of such Third Party Service Providers who are providing Services to such Service Recipient, or to such Service Provider for the benefit of such Service Recipient; provided that, except as expressly set forth on a Service Schedule, in no event shall such assistance by such Service Provider require or be deemed to require such Service Provider to incur any additional costs or make any additional payments to any such Third Party Service Providers, in each case other than any required immaterial third-party documentation and/or processing fees and expenses; provided, further, that Service Recipient may, at its option, make such payments in order to maintain or secure the services of such Third Party Service Provider. After the expiration of the applicable Term, each Party shall be responsible for obtaining for its own benefit such licenses, consents or other necessary approvals from such Third Party Service Providers.

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* Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(g)       Each Service Recipient acknowledges and agrees that, other than complying with the applicable efforts obligations under Section 2.1(f) above, (i)   a Service Provider has no obligation to actually obtain licenses or consents with any Third Party Service Provider in connection with the Services and (ii) any failure by a Service Provider to actually obtain any such license or consent will not constitute a breach of this Agreement or the negligence or willful misconduct of such Service Provider; provided that failure to obtain any such license or consent shall not relieve such Service Provider of its obligations to provide the applicable Services set forth herein, unless providing such Services without such license or consent would violate applicable Law or cause such Service Provider to be in breach of or default under such Service Provider’s Contract with such Third Party Service Provider (other than in a de minimis respect), in which case such Service Provider will not be obligated to provide such Services. A Service Recipient shall not have any liability resulting from a Service Provider’s failure to obtain any such license or consent; provided that such Service Recipient has complied with the applicable efforts obligations under Section 2.1(f) above.

(h)       Notwithstanding anything to the contrary herein, this Agreement does not apply to the services that are expressly agreed to be provided by, or the other obligations of, a particular Service Provider (or any of its Subsidiaries) to a particular Service Recipient (or any of its Subsidiaries) pursuant to the Master Purchase and Sale Agreement or any Commercial Agreement.

(i)         If, after the execution of this Agreement, the Parties reasonably determine that a service that (i) was provided by a Service Provider or a Third Party Service Provider to a Business prior to the Closing Date and (ii) is reasonably necessary to the conduct of such Business after the Closing Date, was unintentionally omitted from the Service Schedules, then subject to the terms and conditions of this Agreement, such Service Provider shall provide (or shall use commercially reasonable efforts to cause such Third Party Service Provider to provide) such additional service to the applicable Service Recipient (with such service becoming a contracted Service for purposes of this Agreement) and a Service Schedule shall be created for such Service, it being agreed by the Parties that the charges for such additional Services shall be determined in accordance with Exhibit A.

(j)         The Parties hereby agree that each Service Provider is under no obligation to enter into any engagements with additional Third Party Service Providers in connection with this Agreement unless (i) such Service Provider is entering into such new engagements with respect to its own internal business or in its ordinary course of business and (ii) the applicable Service Recipient is not able to engage its own third party service providers with respect to the same subject matter within the applicable timing needs of such Service Recipient. Each Party shall use its commercially reasonable efforts to transition from the other Group and the Third Party Service Providers to itself or its own third party service providers as promptly as practicable and, in any event, prior to the expiration of the applicable Term.

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* Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(k)       Prior to accessing any property of the Service Provider or any members of its respective Group, including the Licensed Space, Service Recipient shall have or obtain, and during the period of such access shall maintain, at its expense, commercial general liability insurance, on an “occurrence” basis, in the case of ADMA, and on an “claims-made” basis, in the case of BPC, in each case including a contractual liability endorsement, and personal injury liability coverage, with the Service Provider named as additional insured, from an insurer reasonably acceptable to the Service Provider, which insurance policies must have limits for bodily injury and death of not less than [***] for any one occurrence and not less than [***] for property damage liability for any one occurrence. Prior to making entry upon any property of the Service Provider, including the Licensed Space, the Service Recipient shall furnish to the Service Provider certificates of insurance evidencing the foregoing coverages.

Section 2.2        Facility License.

(a)       ADMA hereby grants BPC and each of its employees, agents, representatives and contractors (each, an “Access Party”), at no cost to BPC (other than any costs required to be paid by BPC as set forth in Service Schedules 3 and 4), an irrevocable, limited, non-exclusive (subject to the last sentence of this Section 2.2(a)) license, subject to the terms, covenants and conditions of this Section 2.2 and to Service Schedules 2-4, for the reasonable use of, and access to, the facilities (including the furnishings, fixtures, equipment and assets contained therein) described on Service Schedules 3 and 4 (collectively, the “Licensed Space”) for the Term. The Parties understand that ADMA, ADMA Biologics and their respective employees, agents, representatives and contractors will also be using the Licensed Space during the Term; provided, that during the Term, ADMA may not further license or lease the Licensed Space to any party other than BPC.

(b)       BPC shall use the Licensed Space for substantially the same purposes as the Licensed Space was used immediately prior to the Closing Date and for no other purposes. BPC and each Access Party shall have the right to access the Licensed Space in connection with BPC’s operation of the Biotest Plasma Business. BPC and each Access Party shall have access to the common areas of the applicable real property in which the Licensed Space is located to the extent reasonably necessary in connection with and in furtherance of its use of the Licensed Space as set forth on Schedules 3 and 4. BPC shall at its sole expense maintain the Licensed Space in as good order and condition as the same was on the Closing Date, reasonable wear and tear excepted, and repair any damage to the Licensed Space caused by BPC (or an Access Party) during the Term.

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* Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c)       Upon the expiration or earlier termination, pursuant to this Agreement, of the license granted under this Section 2.2, BPC shall, at its sole cost and expense, (i) remove (and cause each Access Party to remove) its personal property, equipment and other goods and effects from the Licensed Space, (ii) repair any damage to the Licensed Space caused by BPC (or an Access Party) during the Term, reasonable wear and tear excepted, and (iii) otherwise vacate (and cause each Access Party to vacate) the Licensed Space peaceably and quietly and in as good order and condition as the same were in on the Closing Date, reasonable wear and tear excepted. In the event BPC fails to make the aforementioned repairs as set forth above, ADMA shall have the right to make said reasonable repairs and charge BPC the reasonable costs of such repairs, and BPC shall reimburse ADMA within [***] days of receipt of an invoice therefor. ADMA shall notify BPC regarding any property of BPC (or of an Access Party) left at the Licensed Space after the expiration or earlier termination of the license granted under this Section 2.2, and BPC shall have the right to access during regular business hours and at reasonable agreed-upon times the Licensed Space to remove such property within [***] days of receipt of such notice. Any property of BPC not so removed shall be deemed to have been abandoned and the property of ADMA, to be disposed of as ADMA deems expedient, and BPC shall reimburse ADMA for the reasonable third party costs and expenses incurred in connection with such disposition within [***] days of receipt of an invoice therefor.

(d)       The rights granted in favor of BPC under this Section 2.2 are in the nature of a license in respect of the Licensed Space and shall not create any leasehold or other estate or possessory rights in such Licensed Space. Any occupancy of the Licensed Space by BPC (or an Access Party) after the date of the expiration of the Term (or any earlier termination of the license granted under this Section 2.2 pursuant to this Agreement) shall be deemed a trespass (other than with respect to the removal by BPC of any of its property in accordance with Section 2.2(c)).

(e)       BPC hereby accepts the Licensed Space in its “as is” “where is” “with all faults” condition as of the Closing Date. ADMA shall not be obligated to perform any work or furnish any materials in, to or about the Licensed Space in order to prepare the Licensed Space for use or occupancy by BPC, any other Access Party or otherwise.

(f)        During the term of the license granted under this Section 2.2, ADMA shall at its sole expense use commercially reasonable efforts to maintain the Licensed Space in substantially comparable condition (reasonable wear and tear excepted) as the Licensed Space is on the date hereof and in compliance with all applicable Laws, including (i) maintaining the roof, systems and common areas of such real property, and (ii) repairing damages to the Licensed Space not caused by BPC (or an Access Party), in each case in the ordinary course of business consistent with past practice at the Licensed Space.

(g)       BPC shall not make any alterations, additions or improvements to the Licensed Space without the prior written consent of ADMA.

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* Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(h)       Notwithstanding anything herein to the contrary, the Parties acknowledge and agree that the license granted by ADMA to BPC pursuant to this Section 2.2 is and shall at all times, unless Oxford (as defined below) shall otherwise elect in writing, be subject and subordinate to that certain Mortgage, Assignment of Rents, and Fixture Filing (the “Mortgage”), between ADMA, as mortgagor and debtor and Oxford Finance LLC, a Delaware limited liability company (“Oxford”), as “Collateral Agent” for the ratable benefit of itself and the Lenders (as defined in the Mortgage) now or hereafter parties to the Loan Agreement (as defined in the Mortgage), dated as of the date hereof, affecting the fee title of the Licensed Space and to all amendments, renewals, modifications, consolidations, participations, replacements and extensions thereof. The aforesaid provision shall be self-operative and no further instrument of subordination shall be necessary unless requested by Oxford in which event the Parties shall execute any additional documentation reasonably requested by Oxford to effectuate such subordination.

Section 2.3        Fees & Costs.

(a)       Each Service Schedule shall, in addition to the Services to be delivered by a Service Provider, set forth the fees to be paid by the Service Recipient for such Services (collectively, the “Fees”). If not set forth in any Service Schedule, the Parties agree that the Fees for each of the Services are intended to be equal to the Service Provider’s applicable allocated costs (without markup) to the applicable Business prior to the Transaction.

(b)       Not more than [***] days following the end of each calendar month during the Term, each Service Provider (directly or through one or more of its Affiliates) shall issue a monthly invoice to the Service Recipient, setting forth the Fees (itemized by Service) and any applicable taxes payable by such Service Recipient for such calendar month.

(c)       Except as otherwise provided herein or in the applicable Service Schedules, the aggregate undisputed Fees under the Service Schedules shall be paid in full by each Service Recipient within [***] days following receipt of an invoice from the Service Provider, unless such Service Recipient in good faith disputes the amount of Fees contained in any such invoice, as provided in Section 2.3(d) below. Each Party may charge the other a late fee of one percent (1%) per month for any undisputed Fees not paid when due.

(d)       If a Service Recipient, in good faith, disputes any Fees, it shall promptly submit to the Service Provider written notice of such dispute and may withhold from its payment of the relevant invoice only such disputed amounts (except for applicable taxes), subject to resolution in accordance with Section 6.2; provided, however, that in no event shall any Service Recipient dispute any Fees with respect to Services provided to such Service Recipient by a Third Party Service Provider to the extent such Fees are documented by an invoice of such Third Party Service Provider and a copy of such invoice is delivered to such Service Recipient. Pending resolution of such disputed Fees, a Service Provider shall be obligated to continue providing Services in accordance with this Agreement.

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* Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(e)       Each Service Recipient understands that prior to the date of this Agreement, the Service Provider may have contracted with Affiliates or Third Party Service Providers to provide services in connection with all or any portion of the Services. In providing Services hereunder, each Service Provider may subcontract with its present and future Affiliates or Third Party Service Providers to provide such Services (and may increase the scope of such engagement of Affiliates or Third Party Service Providers).

(f)        Promptly after receiving written notice thereof, each Service Provider shall use its commercially reasonable efforts to correct any errors or omissions in any of the Services that it has provided to a Service Recipient hereunder.

Section 2.4        Transition. During the period of the applicable Term hereunder, each of ADMA and BPC shall cooperate with each other with respect to the Transition and shall use their respective commercially reasonable efforts to timely complete the Transition during such applicable Term.

Section 2.5        Computer and Books and Records Access. Each Party shall keep complete and accurate records in all material respects in connection with the provision of Services and such records shall be kept in sufficient detail to permit independent audit of such records in accordance with this Section 2.5. Subject to the confidentiality restrictions set forth herein, during the applicable Term, each Party shall, and shall cause the other members of its Group to, provide reasonable access to the other Party and its legal representatives or independent accountants or auditors to all of its respective computer equipment and software and historical and current books and records as is reasonably necessary for the performance of the Services hereunder and for the continued business operation of the applicable Business of the other Party. To the extent that in providing Services hereunder a Party will (i) host the data, books, records or other confidential information of the other Party, (ii) maintain personally identifiable information collected by the other Party or (iii) otherwise host personal or confidential information covering the business or employees of the other Party, such Party agrees to, and to cause the other members of its Group to, abide by the written data security and privacy policies of the other Party; provided that such policies have been made available to such Party in advance. Neither Party shall use its access to the confidential information of the other Party for anything other than the receipt or provision of the Services hereunder. Notwithstanding anything to the contrary in this Agreement, no Party shall be required to disclose any information to the other Party, its legal representatives, independent accountants or auditors if doing so would (a) contravene any Law to which such Party is subject or any agreement by which such Party is bound or (b) result in the waiver of any attorney-client privilege or work product protection of such Party.

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* Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE III

TERM AND TERMINATION

Section 3.1        Term. Subject to the last sentence of this Section 3.1, the initial term of this Agreement shall commence on the date hereof and end on the second anniversary thereof, unless earlier terminated in accordance with Section 3.2 below; provided, however, that if the Parties wish to extend the term for which either Party will receive any of the Services hereunder beyond the initial term, the Parties shall enter into good faith negotiations at least six (6) months prior to the termination of the applicable initial term and following such negotiation may enter into a written agreement at least ninety (90) days prior to the termination of the applicable initial term, which term may then be extended for such Service for an additional period not to exceed twelve (12) months from the scheduled initial expiration of the applicable initial term for such Service (the foregoing time periods, as the case may be, including any applicable extension, referred to herein as the applicable “Term”). If the Parties agree (or if required by applicable Law), the Service Schedules will set forth any shorter periods for which particular Services will be provided.

Section 3.2        Termination by BPC or ADMA.

(a)       Except as otherwise provided by Law, this Agreement may be terminated by either BPC or ADMA at any time upon written notice to the other Party, if (i) the other Party is adjudicated as bankrupt, (ii) any insolvency, bankruptcy or reorganization proceeding is commenced by the other Party under any insolvency, bankruptcy or reorganization act, (iii) any action is taken by others against the other Party under any insolvency, bankruptcy or reorganization act and such Party fails to have such proceeding stayed or vacated within ninety (90) days or (iv) if the other Party makes an assignment for the benefit of creditors, or a receiver is appointed for the other Party which is not discharged within thirty (30) days after the appointment of the receiver.

(b)       Any Service provided hereunder may be terminated by either ADMA or BPC at any time upon written notice to the other Party if the other Party fails to pay the amount of any undisputed Fees payable by it for such Service in accordance with Section 2.3 hereof and such failure is not cured within thirty (30) days after written notice from ADMA or BPC, as applicable.

(c)       Any Service provided hereunder may also be terminated by either ADMA or BPC at any time upon written notice to the other Party if the other Party is in material breach of any of its obligations under this Agreement with respect to such Service (other than the obligation to pay the amount of any undisputed Fees payable by it for such Service in accordance with Section 2.3 hereof); provided, that in the event that BPC or ADMA, as the case may be, desires to terminate any Service pursuant to this Section 3.2(c), the Party that wishes to terminate such Service shall provide a Dispute Escalation Notice to the other Party and termination of such Service shall be permitted only after the Parties have complied with the dispute resolution procedures set forth in the first three sentences of Section 6.2.

(d)       Any Service provided hereunder may also be terminated by either ADMA or BPC, in each case in its capacity as Service Recipient, at the end of any calendar month; provided, that except as otherwise provided in the Service Schedules, ADMA or BPC shall give the other Party at least fifteen (15) Business Days prior written notice specifying the date that such termination is to be effective (or such shorter notice as may be agreed upon by BPC and ADMA). Notwithstanding the foregoing, no prior notice is required to terminate any Service for which the Transition of such Service has been completed, which termination shall be effective immediately upon receipt of such notice by the applicable Service Provider.

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* Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Section 3.3        Effect of Termination. In the event this Agreement or any Services are validly terminated as provided herein, each of the Parties shall be relieved of its duties and obligations arising with respect thereto after the date of such termination; provided, however, that (i) the provisions set forth in Articles IV, V and VI hereof shall survive any termination of this Agreement, (ii) such termination in and of itself shall not relieve a Party of liability for a breach prior to the date of such termination and (iii) such termination shall not relieve a Party of its obligation to pay accrued and unpaid Fees through the date of such termination which shall be paid within 30 days of such termination. For the avoidance of doubt, in the event of any termination of one or more Services, the Fees applicable to such Services, in accordance with Section 2.3 above, shall no longer be charged or due after the effective date of such termination and in the event of a material reduction by a Service Recipient of the amount of the Services it elects to continue to receive, the Fees applicable to such Services shall be appropriately reduced thereafter if costs to the Service Provider are correspondingly reduced as a result of such reduction. All terminated Services will be wound up per the Service Schedules.

ARTICLE IV

CONFIDENTIALITY

Section 4.1        General. The Parties agree to maintain the confidentiality of the contents of this Agreement and the dealings between the Parties with the same degree of care as they use to protect their own proprietary, confidential or trade secret information (provided, that in no event shall either Party use less than a reasonable degree of care). Subject to the last sentence of this Section 4.1, neither Party shall disclose to any third party any Information received from the other hereunder without such other Party’s prior written consent and shall use such Information only for the purpose of this Agreement. The Parties agree to hold the name and location of any and all testing labs and facilities as well as names of key personnel at the testing labs as Information hereunder. This Section 4.1 shall not apply to any Information which (i) was in the public domain at the time of its disclosure or thereafter becomes part of the public domain by publication or otherwise subsequent to the time of disclosure under this Agreement other than as a result of disclosure by the receiving party or its representatives in breach of this Agreement or any other duty of confidentiality; (ii) is independently developed by the receiving party without use of the other Party’s Information; (iii) is disclosed with the written approval of the disclosing party; (iv) is furnished to the receiving party by a third party having the authority to disclose such Information and, to the knowledge of the receiving party, the disclosure of such Information by the third party to the receiving party is not subject to a confidentiality obligation; (v) is disclosed by Law or in response to a valid order of a court or other governmental body of competent jurisdiction, but only to the extent legally required on the advice of outside legal counsel and for the purpose of such Law, and only if the receiving party first notifies the disclosing party of the required disclosure and permits the disclosing party, at its sole expense, to seek an appropriate legal remedy to maintain the Information in secret (and if the disclosing party seeks such a legal remedy, the receiving party agrees to, and to cause its representatives to, cooperate as the disclosing party shall reasonably request at the disclosing party’s expense); or (vi) is required to be included in any filings made with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (which, for the avoidance of doubt, shall include filing a copy of this Agreement with the U.S. Securities and Exchange Commission); provided, however, that the Parties shall use commercially reasonable efforts to obtain confidential treatment of any Information that is disclosed pursuant to this clause (iv).

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* Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Section 4.2        Return or Destruction of Confidential Information. Upon the expiration of the applicable Term, upon the disclosing party’s request, the receiving party shall promptly either return, destroy or erase (including expunging all Information from any computer, server or other device containing such information) all Information (including all copies, reproductions, summaries, analyses or extracts thereof or based thereon) in the possession or control of the receiving party or any of its representatives (and, in the case of destruction or erasure, provide to the disclosing party a certificate addressed to the disclosing party confirming such destruction or erasure). Notwithstanding any such return, destruction or erasure of the Information, the receiving party and its representatives shall continue to be bound by the obligations of confidentiality hereunder. Notwithstanding the foregoing, the receiving party and its representatives (a) may retain the Information to comply with applicable Law or bona fide internal record-keeping policies and (b) shall not be required to erase or expunge any Information residing on the receiving party’s automatic electronic backup or archival systems to the extent impracticable; provided, that the receiving party and its representatives shall continue to be bound by the obligations of confidentiality and use hereunder until the sooner of the time such Information is returned or destroyed in accordance herewith or the two year anniversary of the expiration of the applicable Term.

Section 4.3        Survival. The obligations of confidentiality in this Article IV shall survive the termination of this Agreement and shall continue with respect to donor information without limit of time and in respect of other confidential information for a period of [***] years.

Section 4.4 Ownership of Data. To the extent related to a particular Business, the related Service Recipient shall own all right, title and interest in and to all data generated for such Service Recipient by the Service Provider, its Affiliates and any Third Party Service Providers in providing the applicable Services.

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* Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE V

INDEMNIFICATION

Section 5.1        Indemnification.

(a)       From and after the Closing Date, ADMA shall indemnify BPC, BPC’s Affiliates and each of their respective officers, directors, stockholders, employees, agents, representatives, successors and permitted assigns (each, a “BPC Indemnified Party”) against and hold them harmless from any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties (including reasonable and documented fees for outside counsel, accountants and other outside consultants) (collectively, “Losses”) suffered or incurred by such BPC Indemnified Party in connection with (1) a breach of this Agreement by ADMA, (2) the negligence or willful misconduct of ADMA in its performance of its obligations hereunder, (3) in the case of Financial Services provided by BPC as described in Schedule 1.1, the calculation of prices by ADMA that are, or are required to be, reported by ADMA or its Affiliates or BPC to any government program, (4) the failure by ADMA or its Affiliates to remain in compliance in all material respects with licenses of BPC used by ADMA in the conduct of the Biotest Therapy Business and (5) BPC’s continuing on as tenant under either (i) that certain Standard Industrial Lease - Boca Industrial Park, by and between BOCA INDUSTRIAL PARK, LTD. (“Landlord”) and ADMA (as successor-in-interest to BPC), dated November 8, 2012, as amended by that certain First Amendment to Standard Industrial Lease, dated April 25, 2013, that certain Second Amendment to Standard Industrial Lease, dated as of April 25, 2013, that certain Third Amendment to Standard Industrial Lease, dated as of July 1, 2013, and that certain Fourth Amendment to Standard Industrial Lease dated as of May 30, 2017, and/or (ii) that certain Standard Industrial Lease - Holland Drive Industrial Park, dated December 15, 2010, by and between Landlord and ADMA (as successor-in-interest to BPC), as amended by that certain First Amendment to Standard Industrial Lease, dated December 20, 2012, and that certain Second Amendment to Standard Industrial Lease, dated as of October 22, 2014, and any additional amendments entered into with ADMA’s prior written consent and with respect to the foregoing leases after the date hereof.

(b)       BPC shall indemnify ADMA, ADMA’s Affiliates and each of their respective officers, directors, stockholders, employees, agents, representatives, successors and permitted assigns (each, an “ADMA Indemnified Party” and any ADMA Indemnified Party or BPC Indemnified Party, an “Indemnified Party”) against and hold them harmless from any and all Losses suffered or incurred by such ADMA Indemnified Party in connection with (1) a breach of this Agreement by BPC and (2) the negligence or willful misconduct of BPC in its performance of its obligations hereunder.

(c)       Notwithstanding anything to the contrary in Section 5.1(a) or 5.1(b), the Party against whom an indemnification claim is made under this Agreement (the “Indemnifying Party”) shall not be deemed to have breached this Agreement, to have been negligent or to have engaged in willful misconduct, to the extent that Losses arise as a result of information provided by or on behalf of the Indemnified Party to the Indemnifying Party or any actions taken or omitted to be taken by the Indemnifying Party upon the written direction or instruction of such Indemnified Party. Notwithstanding the generality of the foregoing or anything else contained in this Article V to the contrary, BPC shall indemnify the ADMA Indemnified Parties against and hold them harmless from any and all Losses suffered or incurred by such ADMA Indemnified Party resulting directly from BPC’s or any Access Party’s use of the Licensed Space to the extent such Losses are not the result of the negligence or willful misconduct of, or breach hereof by, such ADMA Indemnified Party.

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* Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(d)       For avoidance of doubt, this Article V applies solely to the specific matters and activities covered by this Agreement (and not to matters specifically covered by the Master Purchase and Sale Agreement or the Commercial Agreements). Nothing in this Agreement shall limit the indemnification rights of the Parties under the Master Purchase and Sale Agreement or the Commercial Agreements and shall not be taken into account for purposes of determining or calculating Losses thereunder, nor shall this Agreement or the Services to be provided hereunder modify the Parties’ obligations under the Master Purchase and Sale Agreement with respect to Assumed Liabilities and Excluded Liabilities.

(e)       The amount of any Losses payable under Section 5.1 by the Indemnifying Party shall be net of any amounts actually recovered by the Indemnified Party from any other Person alleged to be responsible therefor. If the Indemnified Party receives any amounts from any other Person alleged to be responsible for any Losses subsequent to an indemnification payment by the Indemnifying Party, then the Indemnified Party shall promptly reimburse the Indemnifying Party for the amount actually paid by the Indemnifying Party to the Indemnified Party in respect of such indemnification payment up to the amount received by the Indemnified Party, net of any expenses incurred by the Indemnified Party in collecting such amount.

Section 5.2        Procedures for Indemnification of Third Party Claims.

(a)       In order for any Indemnified Party to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving an Action by any third Person against the Indemnified Party (a “Third-Party Claim”), such Indemnified Party must notify the Indemnifying Party of such Third-Party Claim in writing (and stating in reasonable detail in light of circumstances then known to such Indemnified Party the basis of such Third-Party Claim) promptly after receipt by such Indemnified Party of notice of the Third-Party Claim; provided, however, that failure by such Indemnified Party to give such notification shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent the Indemnifying Party (i) demonstrates that it has been actually and materially prejudiced as a result of such failure or (ii) forfeits any rights or defenses that would otherwise have been available to the Indemnifying Party but for such failure. Thereafter, to the extent legally permissible, the Indemnified Party shall deliver to the Indemnifying Party, within five (5) Business Days after the Indemnified Party’s receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third-Party Claim.

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* Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)       If a Third-Party Claim is made against an Indemnified Party, the Indemnifying Party shall be entitled (i) to participate in the defense thereof, and (ii) if it so chooses, upon written notice delivered to the Indemnified Party within thirty (30) days after receipt of notice of such Third-Party Claim from the Indemnified Party, to assume the defense thereof, in each case, with counsel selected by the Indemnifying Party, which counsel shall be reasonably satisfactory to the Indemnified Party; provided, that the Indemnifying Party shall not be entitled to assume the defense of any Third-Party Claim if any of the conditions set forth in Section 5.2(c) is not satisfied. Should the Indemnifying Party so elect to assume the defense of a Third-Party Claim, and is permitted to do so under Section 5.2(c), (x) the Indemnifying Party shall not be liable to the Indemnified Party for any legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof, and (y) the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall control such defense (subject to Section 5.2(c)). The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnified Party for any period during which the Indemnifying Party has not assumed the defense thereof; provided, however, that the Indemnifying Party will not be required to pay the fees and expenses of more than one counsel for all Indemnified Parties in any jurisdiction in any single Third-Party Claim. The Indemnifying Party or the Indemnified Party, as the case may be, shall at all times use reasonable efforts to keep the Indemnifying Party or the Indemnified Party, as the case may be, reasonably apprised of the status of any matter the defense of which they are maintaining. If the Indemnifying Party chooses to defend or prosecute a Third-Party Claim, all the Indemnified Parties shall reasonably cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such Third- Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the Indemnifying Party assumes the defense of a Third-Party Claim, the Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge, such Third-Party Claim without the Indemnifying Party’s prior written consent (which consent shall not be unreasonably withheld). If the Indemnifying Party assumes the defense of a Third-Party Claim, the Indemnified Party shall agree to any settlement, compromise or discharge of such Third-Party Claim if (I) the Indemnifying Party recommends such settlement, compromise or discharge, (II) the Indemnifying Party would be obligated to pay the full amount of the Losses in connection with such Third- Party Claim under the terms of this Agreement and (III) such settlement, compromise or discharge completely and unconditionally releases the Indemnified Party from all Losses in connection with such Third-Party Claim, does not entail any admission of liability on the part of the Indemnified Party and would not otherwise adversely affect the Indemnified Party. Any consent to be given by an Indemnified Party under this Section 5.2(b) shall be given by ADMA or BPC, as applicable.

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* Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c)       Notwithstanding Section 5.2(b), the Indemnifying Party shall not be entitled to control the defense or settlement of any Third-Party Claim if any of the following conditions are not satisfied:

(i)         the Indemnifying Party must diligently defend such Third-Party Claim;

(ii)      the Indemnifying Party must furnish the Indemnified Party with evidence reasonably satisfactory to the Indemnified Party that the financial resources of the Indemnifying Party, in the Indemnified Party’s reasonable judgment, are and will be sufficient (when considering Losses in respect of all other outstanding claims by the applicable Indemnified Parties under this ARTICLE V) to satisfy any Losses relating to such Third-Party Claim;

(iii)     such Third-Party Claim shall not involve criminal actions or allegations of criminal conduct by the Indemnified Party, and shall not involve Actions for specific performance or other equitable relief against the Indemnified Party;

(iv)     such Third-Party Claim would not reasonably be expected to have a material adverse effect on the Indemnified Party’s business and does not relate to its customers, suppliers, vendors or other service providers; and

(v)       there does not exist, in the Indemnified Party’s good faith judgment based on the advice of outside legal counsel, a conflict of interest which, under applicable principles of legal ethics, would reasonably be expected to prohibit a single legal counsel from representing both the Indemnified Party and the Indemnifying Party in such Third-Party Claim.

(d)       In the event of payment by or on behalf of any Indemnifying Party to any Indemnified Party in connection with any Third Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnified Party as to any events or circumstances in respect of which such Indemnified Party may have any right, defense or claim relating to such Third Party Claim against any claimant or plaintiff asserting such Third Party Claim or against any other Person. Such Indemnified Party shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right, defense or claim.

Section 5.3        Procedures for Indemnification for Direct Claims. In the event any Indemnified Party should have a claim against any Indemnifying Party under Section 5.1 that does not involve a Third Party Claim being asserted against or sought to be collected from such Indemnified Party, the Indemnified Party shall deliver written notice of such claim with reasonable promptness to the Indemnifying Party. Such notice shall describe the claim in reasonable detail, and shall indicate the estimated amount, if reasonably practicable, of the Losses that have been or may be sustained by the Indemnified Party in respect of such claim. Notwithstanding the foregoing, the failure of any Indemnified Party or other Person to give notice as provided in this Section 5.3 shall not relieve the related Indemnifying Party of its obligations under this Article V, except to the extent that the Indemnifying Party (a) demonstrates that it has been actually and materially prejudiced by such failure or (b) forfeits any rights or defenses that would otherwise have been available to the Indemnifying Party but for such failure. The Indemnifying Party shall have thirty (30) calendar days after its receipt of such notice to respond in writing to such claim. If the Indemnifying Party does not respond in writing within thirty (30) days after its receipt of such notice, such claim specified by the Indemnified Party in such notice shall be conclusively deemed a liability of the Indemnifying Party under Section 5.1, and the Indemnifying Party shall pay the amount of such Losses to the Indemnified Party on demand or, in the case of any written notice in which the amount of the claim (or any portion thereof) is estimated, on such later date when the amount of such claim (or such portion thereof) becomes finally determined. If the Indemnifying Party responds within thirty (30) days and in such response disputes its obligation to indemnify the Indemnified Party with respect to all or part of such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations within thirty (30) days of notice of such dispute from the Indemnifying Party, such dispute shall be resolved in accordance with Section 6.3.

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* Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Section 5.4        Indemnification Payments. All amounts required to be paid pursuant to this Article V shall be paid promptly in immediately available funds by wire transfer to a bank account designated by the Indemnified Party.

Section 5.5        Limitation on Damages.

(a)       IN NO EVENT SHALL EITHER PARTY AND/OR ITS AFFILIATES OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, STOCKHOLDERS, AGENTS, REPRESENTATIVES OR SUBCONTRACTORS BE LIABLE REGARDLESS OF THE FORM OF ACTION OR LEGAL THEORY FOR INDIRECT, SPECIAL, PUNITIVE, EXEMPLARY, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND RELATED TO THE PERFORMANCE OR NON-PERFORMANCE OF THIS AGREEMENT, INCLUDING LOST PROFITS, LOSS OF DATA OR BUSINESS INTERRUPTION (EXCEPT TO THE EXTENT SUCH EXCLUDED DAMAGES ARE AWARDED TO A THIRD PARTY IN A FINAL, NON-APPELABLE ORDER BY A COURT OF COMPETENT JURISDICTION IN CONNECTION WITH A THIRD PARTY CLAIM).

(b)       NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THE AGGREGATE LOSSES FOR WHICH EACH PARTY IS OBLIGATED TO INDEMNIFY THE APPLICABLE INDEMNIFIED PARTIES UNDER SECTION 5.1 SHALL IN NO EVENT EXCEED [***]; PROVIDED THAT THE CAP SHALL NOT APPLY TO LOSSES AWARDED IN ANY THIRD PARTY CLAIM FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION.

Section 5.6        Disclaimer of Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES, AND EACH PARTY EXPRESSLY DISCLAIMS, ANY AND ALL REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS, IMPLIED OR STATUTORY, WRITTEN OR ORAL, WITH RESPECT TO THE SERVICES TO BE PROVIDED UNDER THIS AGREEMENT, INCLUDING WARRANTIES WITH RESPECT TO MERCHANTABILITY, OR SUITABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND ANY WARRANTIES ARISING FROM COURSE OF DEALING, COURSE OF PERFORMANCE OR TRADE USAGE.

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* Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Section 5.7        Survival. The provisions of Article V shall survive termination of this Agreement.

ARTICLE VI

MISCELLANEOUS

Section 6.1        Cooperation. Each Party shall, and shall cause its Affiliates to, use commercially reasonable efforts to cooperate with the other Party in all matters relating to the provision and receipt of Services, including providing information and documentation sufficient for the other Party to provide the Services and making available, as reasonably requested by the other Party, timely decisions, approvals and acceptances in order that the other Party and its Affiliates may perform their respective obligations under this Agreement in a timely manner.

Section 6.2        Negotiation. In the event that any dispute arises between the Parties that cannot be resolved, either Party shall have the right to refer the dispute for resolution to the chief financial officers of the Parties by delivering to the other Party a written notice of such referral (a “Dispute Escalation Notice”). Following receipt of a Dispute Escalation Notice, the chief financial officers of the Parties shall negotiate in good faith to resolve such dispute. In the event that the chief financial officers of the Parties are unable to resolve such dispute within fifteen (15) Business Days after receipt of the Dispute Escalation Notice, either Party shall have the right to refer the dispute to the chief executive officers of the Parties, who shall negotiate in good faith to resolve such dispute for an additional fifteen (15) Business Days. In the event that the Parties are unable to resolve such dispute within thirty (30) Business Days after the date of the Dispute Escalation Notice, either Party shall have the right to commence litigation in accordance with Section 6.3. The Parties agree that all discussions, negotiations and other information exchanged between the Parties during the foregoing escalation proceedings shall be without prejudice to the legal position of a Party in any subsequent Action.

Section 6.3        Consent to Jurisdiction; Forum; Service of Process; Waiver of Jury Trial.

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* Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(a)       Subject to the prior exhaustion of the procedures set forth in Section 6.2, each of the Parties irrevocably agrees that any Action with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other Party hereto or its successors or assigns, shall in the case of all Parties, be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the Parties irrevocably submits with regard to any such Action for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any Action relating to this Agreement or any of the transactions contemplated hereby in any court other than the aforesaid courts. Each of the Parties irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any Action with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 6.3, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by applicable Law, any claim that (A) the Action in such court is brought in an inconvenient forum, (B) the venue of such Action is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. The Parties consent to and grant any of the aforesaid courts’ jurisdiction over the person of such Parties and over the subject matter of such dispute. Each of the Parties irrevocably appoints Corporation Service Company as its agent for the sole purpose of receiving service of process or other legal summons in connection with any such Action brought in such courts and agrees that it will maintain Corporation Service Company at all times as its duly appointed agent in the State of Delaware for the service of any process or summons in connection with any such Action brought in such courts and, if it fails to maintain such an agent during any period, any such process or summons may be served on it by mailing a copy of such process or summons to it in accordance with, and in the manner provided in, Section 6.4 hereof, with such service deemed effective on the fifth (5th) day after the date of such mailing. The Parties agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

(b)       EACH PARTY (I) ACKNOWLEDGES AND AGREES THAT ANY ACTION THAT MAY ARISE UNDER OR RELATE TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND (II) HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY (A) CERTIFIES AND ACKNOWLEDGES THAT NO REPRESENTATIVE OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) CERTIFIES AND ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION OF THIS AGREEMENT, (C) UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER AND (D) MAKES THIS WAIVER VOLUNTARILY.

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* Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c)       The covenant of each Service Provider to provide the applicable Services is independent of each Service Recipient’s covenants under this Agreement and the Master Purchase and Sale Agreement and Commercial Agreements, and each Service Provider, during any dispute or otherwise, shall continue to provide the Services to the applicable Service Recipient so long as such Service Recipient is not in material and ongoing breach of its obligations under Section 4.1 hereof for which breach such Service Recipient, after becoming aware of or receiving notice of such breach, has not promptly commenced and continued commercially reasonable efforts to remedy.

Section 6.4 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when received, if delivered personally, (b) when transmitted by facsimile (with confirmation of transmission) or by e-mail (upon confirmation of receipt), (c) upon receipt, if sent by registered or certified mail (postage prepaid, return receipt requested) and (d) the day after it is sent, if sent for next-day delivery to a domestic address by overnight mail or courier, to the Parties at the following addresses:

(a)	if to BPC or any member of the Biotest Group, to:

Biotest Pharmaceuticals Corporation

c/o Biotest AG

Landsteinerstr. 5

63303 Dreieich Germany

Attention: Dr. Michael Ramroth and Dr. Martin Reinecke

Facsimile:

Email: [***]

   [***]

and to:

Biotest Pharmaceuticals Corporation

5800 Park of Commerce

Blvd. NW Boca Raton, FL 33487

Attention: Ileana Carlisle, CEO; and Donna Quinn, General Counsel

Facsimile:

Email: [***]

[***]

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* Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

with a copy to (which will not constitute notice):

Greenberg Traurig, LLP

3333 Piedmont Road, NE

Suite 2500

Atlanta, Georgia 30305

Attention: Wayne H. Elowe, Esq.

Facsimile: 678.553.2453

Email: [***]

if to ADMA or any member of the ADMA Group, to:

ADMA Biologics, Inc.

456 Route 17 South

Ramsey, NJ 07446

Attention: Adam Grossman

Facsimile: 201.478.5553

Email: [***]

with a copy to (which will not constitute notice):

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

Attention: Ariel J. Deckelbaum, Esq.

Facsimile: 212.757.3990

Email: [***]

provided, however, that if any Party shall have designated a different address by notice to the others, then to the last address so designated.

Section 6.5        Entire Agreement. This Agreement, together with the Service Schedules hereto, constitutes the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all negotiations, prior discussions and prior agreements, both written and oral, made prior to the date hereof.

Section 6.6        Waivers and Amendments. This Agreement may not be amended, supplemented or otherwise modified except by an instrument in writing signed by BPC and ADMA. Waiver of any term or condition of this Agreement (including any of the Service Schedules) by any Party shall only be effective if in writing and shall not be construed as a waiver of any subsequent breach or failure of the same term or condition or a waiver of any other term or condition of this Agreement. Neither course of conduct nor the failure or delay of any Party to exercise or enforce any right, remedy, condition or part of this Agreement at any time shall be construed as a waiver of that right, remedy, condition or part, nor shall it forfeit any rights to future exercise or enforcement thereof.

Section 6.7        Governing Law. This Agreement (including any Action or controversy arising out of or relating to this Agreement) shall be governed by the Law of the State of Delaware without regard to conflict of law principles that would result in the application of any Law other than the Laws of the State of Delaware.

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* Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Section 6.8        Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. This Agreement is not assignable by either Party without the prior written consent of the other Party; provided, that BPC, on the one hand, or ADMA, on the other hand, as the case may be, may assign any of its rights under this Agreement to any of its respective Affiliates (it being understood that no such assignment shall effect a novation or otherwise relieve the assigning Party of any of its obligations hereunder nor in any way increase the obligations of the non-assigning Party under this Agreement); provided, further, that either Party may assign its rights and obligations under this Agreement upon 30 days’ prior written notice to the non-assigning Party in connection with a sale of all or substantially all of its business, whether by sale of assets, merger or otherwise; provided that the acquiring party agrees in writing with the non-assigning Party to fulfill all of the remaining obligations of the assigning Party.

Section 6.9        Monetary Amounts. Unless otherwise expressly provided, monetary amounts are in U.S. dollars.

Section 6.10       Articles and Sections. The headings of the Articles, Sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part of or to in any way affect the meaning or interpretation of this Agreement.

Section 6.11       Interpretation. The language in all parts of this Agreement shall be construed, in all cases, according to its fair meaning. The Parties acknowledge that each Party and its counsel have reviewed and revised this Agreement and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not be employed in the interpretation of this Agreement.

Section 6.12       Severability of Provisions. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy such determination shall not affect the enforceability of any other term, provision, covenant or restriction of this Agreement or of the remainder of this Agreement which shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any Party. Upon such determination that any term, provision, covenant or restriction of this Agreement is invalid, void, unenforceable or against regulatory policy, ADMA and BPC shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

Section 6.13       Counterparts. This Agreement may be executed by the Parties manually, by facsimile or by-email as a pdf attachment, in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement, any and all agreements and instruments executed and delivered in accordance herewith, along with any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or other means of electronic transmission, shall be treated in all manner and respects and for all purposes as an original signature, agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

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* Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Section 6.14       No Personal Liability. This Agreement (and each agreement, certificate and instrument delivered pursuant hereto) shall not create or be deemed to create or permit any personal liability or obligation on the part of any officer, director, employee, agent, representative or investor of either Party.

Section 6.15       No Third Party Beneficiaries. Except as otherwise provided in Article V, this Agreement is solely for the benefit of the Parties hereto and their respective Affiliates and permitted assignees, and no provision of this Agreement shall be deemed to confer upon any Person, other than the Parties, and their respective Affiliates and permitted assignees any remedy, claim, liability, reimbursement, cause of action or other right in excess of those existing without reference to this Agreement.

Section 6.16       Force Majeure. Neither Party shall be liable for any expense, loss or damage whatsoever arising out of any delay or failure in the performance of its obligations pursuant to this Agreement to the extent such delay or failure results from events beyond the reasonable control of that Party (“Force Majeure”), including acts of God, acts or regulations of any Governmental Authority, war, riots, insurrection, terrorism or other hostilities, accident, fire, flood, strikes, lockouts, labor disputes, pandemics or shortages of fuel; provided, that: (a) each Service Provider gives the applicable Service Recipient, as soon as reasonably practicable, written notice describing the occurrence, including, to the extent reasonably possible, a non-binding estimation of its expected duration and probable impact on the performance of its obligations hereunder, (b) the suspension of performance is of a scope and duration reasonably related to the Force Majeure and (c) each Service Provider uses commercially reasonable efforts to mitigate the effects of the Force Majeure. Neither Party shall be entitled to terminate this Agreement due to a Force Majeure or any delay or failure to perform by the Party experiencing such Force Majeure.

Section 6.17       Independent Contractors. Except as otherwise agreed in writing by the Parties, in the performance of the Services to be rendered hereunder, each Service Provider and its Affiliates shall at all times act as independent contractors, and none is in any respect an agent, attorney, employee, representative, joint venturer or fiduciary of a Service Recipient, and no Service Recipient shall declare or represent to any third party that such Service Provider or any of its Affiliates is acting in any respect as agent, attorney, employee, representative, joint venturer or fiduciary of such Service Recipient. Neither ADMA or its Affiliates, on the one hand, nor BPC or its Affiliates, on the other hand, shall have any power or authority to negotiate or conclude any agreement, or to make any representation or to give any understanding on behalf of the other in any way whatsoever.

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* Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Section 6.18       Injunctive Relief. In the event of a breach or threatened breach of any provision of this Agreement relating to confidentiality, data security privacy or related issues, the non-breaching Party will have no adequate remedy at law and the damages to be suffered by such Party will not be fully compensable in money damages alone. In such event, the non-breaching Party shall, in addition to any other rights under this Agreement or under applicable law, be entitled to seek an injunction or other equitable relief against such breach or threatened breach without any requirement to post bond as a condition of such relief.

Section 6.19       Employees. Individuals employed by a Service Provider or its Affiliates who provide Services pursuant to this Agreement shall in no respect be considered employees of the applicable Service Recipient. Each Service Provider or one of its Affiliates shall act as the sole employer of the individuals it employs and shall not delegate any employment functions to the Service Recipient.

Section 6.20       No Set-Off. Each Party’s obligation to pay fees or make any other required payments under this Agreement shall not be subject to any right of offset, set-off, deduction or counterclaim, however arising, including pursuant to any claims under the Master Purchase and Sale Agreement or any of the Commercial Agreements.

Section 6.21       Further Assurances. Each Party shall execute and deliver such additional instruments and other documents and use all commercially reasonable efforts to take or cause to be taken, all actions and to do, or cause to be done, all things necessary under applicable Law to consummate the transactions contemplated hereby.

Section 6.22       Master Purchase and Sale Agreement; Commercial Agreements. Except as specifically agreed herein, nothing in this Agreement is intended, or shall be construed, to amend, modify, limit, augment or decrease in any respect, or constitute a waiver of, any of the rights, remedies or obligations of the Parties under the Master Purchase and Sale Agreement or Commercial Agreements.

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* Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the Parties have executed this Transition Services Agreement as of the date first above written.

ADMA BIOMAUFACTURING, LLC By: /s/ Adam Grossman Name: Adam Grossman Title: Chief Executive Officer

[Signature page to Transition Services Agreement]

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* Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the Parties have executed this Transition Services Agreement as of the date first above written.

BIOTEST PHARMACEUTICALS CORPORATION By: /s/ Ileana Carlisle Name: Ileana Carlisle Title: Chief Executive Officer

[Signature page to Transition Services Agreement]

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* Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.